Exhibit 32.1
CERTIFICATION
In connection with the Annual Report on Form 10-K of Molecular Insight Pharmaceuticals, Inc. (the “Company”) for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “2008 Annual Report”), I, John W. Babich, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The 2008 Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the 2008 Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the 2008 Annual Report and results of operations of the Company for the periods covered by the 2008 Annual Report.
Dated: March 13, 2009

By:	/s/ John W. Babich, Ph. D.
John W. Babich , Ph. D.
President and Chief Executive Officer (principal executive officer)